Exhibit 5.3

OFFICE ADDRESS	18-20, rue Edward Steichen
L-2540 LUXEMBOURG
Luxembourg - Kirchberg
TELEPHONE	+352 466 230
FAX	+352 466 234
INTERNET	www.loyensloeff.lu

Schlumberger Investment S.A.

5, avenue Gaston Diderich

L-1420 Luxembourg

August 26, 2013

Dear Sirs,

1	Introduction

We have acted as special legal counsel in the Grand Duchy of Luxembourg (Luxembourg) to Schlumberger Investment S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg with registered office at 5, avenue Gaston Diderich, L-1420 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (RCS) under number B 163.122 (the Company), in connection with the filling by the Company and Schlumberger Limited, a company organized under the laws of Curaçao (Schlumberger) of a Registration Statement on Form S-3 (the Registration Statement) with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act).

2	Scope of Inquiry

For the purpose of this Opinion, we have examined a copy of the following documents:

(a)	an executed copy of the Registration Statement, to be filed with the Commission under the Act, relating to, inter alia, the registration under the Act of senior unsecured debt securities of the Company (the Debt Securities) and guarantees of the Debt Securities by Schlumberger (the Guarantees, and, together with the Debt Securities, the Securities), dated August 26, 2013;

(b)	the consolidated text of the articles of association of the Company as at September 2, 2011 drawn up by Maître Martine Schaeffer, notary in Luxembourg (the Articles);

(c)	an excerpt pertaining to the Company delivered by the RCS, dated August 26, 2013 (the Excerpt); and

(d)	a certificate of absence of judicial decisions (certificat de non-inscription d’une décision judiciaire) pertaining to the Company, delivered by the RCS on August 26, 2013, with respect to the situation of the Company as at August 25, 2013 (the RCS Certificate).

Law partnership.

AMSTERDAM        •        ARNHEM         •        BRUSSELS        •        EINDHOVEN        •         LUXEMBOURG        •        ROTTERDAM        •         ARUBA CURACAO    •    DUBAI    •     GENEVA    •    HONG KONG    •    LONDON    •    NEW YORK    •     PARIS    •    SINGAPORE    •    TOKYO    •    ZURICH

3	Assumptions

We have assumed the following:

3.1	the genuineness of all signatures, stamps and seals of the persons purported to have signed the relevant documents;

3.2	the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies;

3.3	all factual matters and statements relied upon or assumed in this Opinion are and were true and complete on the date of execution of the Registration Statement (and any document in connection therewith) and on the date of this Opinion;

3.4	the due compliance with all requirements (including, without limitation, the obtaining of the necessary consents, licences, approvals and authorisations, the making of the necessary filings, registrations and notifications and the payment of stamp duties and other taxes) under any laws (other than, but only to the extent expressly opined herein, Luxembourg laws) in connection with the issue of the Securities and execution and performance under the Registration Statement (and any document in connection therewith);

3.5	with respect to the domiciliation of the Company in Luxembourg, proper compliance with, and adherence to, the Luxembourg law dated May 31, 1999 concerning the domiciliation of companies, as amended;

3.6	the Company has its central administration (administration centrale) and, for the purposes of the Council Regulation (EC) No. 1346/2000 of May 29, 2000 on insolvency proceedings (the EU Insolvency Regulation), the centre of its main interests (centre des intérêts principaux) at the place of its registered office (siège statutaire) in Luxembourg and has no establishment (as defined in the EU Insolvency Regulation) outside Luxembourg;

3.7	the Articles are in full force and effect and have not been amended, rescinded, revoked or declared null and void;

3.8	the information contained in the Excerpt and the RCS Certificate is true and accurate at the date of this Opinion;

3.9	the issue of the Debt Securities and the execution, performance under and filing of the Registration Statement with the Commission (and all documents in connection therewith) by the Company are in the corporate interest of the Company;

3.10	all obligations of the Company in connection with the Securities and under the Registration Statement (and the documents in connection therewith) are legal, valid, binding upon it and enforceable as a matter of all relevant laws (other than, but only to the extent expressly opined herein, Luxembourg law) and, in particular, their expressed governing law;

3.11	the Company will issue the Debt Securities and execute and perform its obligations under the Registration Statement (and all documents in connection therewith) in good faith, for the purpose of carrying out its business and without any intention to defraud or deprive of any legal benefit any other party (including third party creditors) or to circumvent any mandatory law or regulation of any jurisdiction;

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3.12	the Securities will not be offered to the public in Luxembourg, unless a prospectus has been duly approved by the Commission de Surveillance du Secteur Financier in accordance with the Law of July 10, 2005 on prospectuses for securities, as amended by the law of July 3, 2012 (the Prospectus Law) or the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Prospectus Law and the Securities will not be listed on the Luxembourg Stock Exchange;

3.13	the proceeds of the Debt Securities will be applied by the Company in accordance with the Articles and Luxembourg law; and

3.14	the Debt Securities will be duly and validly executed on behalf of the Company , delivered and paid for in accordance with the terms of the Debt Securities and the applicable purchase agreement, subscription agreement or underwriting agreement in respect of such issuance.

4	Opinion

Based upon the assumptions made above and subject to the qualifications set out below and any matter not disclosed to us, we are of the following opinion:

4.1	Status

The Company is a public company limited by shares (société anonyme), duly incorporated and validly existing under Luxembourg law for an unlimited duration.

4.2	Corporate authority

The Debt Securities, if and when the issue and the amount of any such Debt Securities have been duly authorized by the board of directors of the Company, will, if and when issued by the Company, be duly authorized according to Luxembourg laws applicable to commercial companies generally.

5	Qualifications

This Opinion is subject to the following qualifications:

5.1	Our Opinion is subject to all limitations resulting from the application of Luxembourg public policy rules, overriding statutes and mandatory laws as well as to all limitations by reasons of bankruptcy (faillite), composition with creditors (concordat), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), or the appointment of a temporary administrator (administrateur provisoire) and any similar Luxembourg or foreign proceedings affecting the rights of creditors generally (Insolvency Proceedings).

5.2	Powers of attorney, mandates (mandats) or appointments of agents may terminate by law and without notice upon the occurrence of Insolvency Proceedings and may be revoked despite their being expressed to be irrevocable.

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5.3	Our opinion that the Company exists validly is based on the Articles, the Excerpt and the RCS Certificate (which confirms in particular that no judicial decisions in respect of bankruptcy (faillite), composition with creditors (concordat), suspension of payments (sursis de paiement), controlled management (gestion contrôlée), or the appointment of a temporary administrator (administrateur provisoire) pertaining to the Company have been registered with the RCS). The Articles, the Excerpt and the RCS Certificate are, however, not capable of revealing conclusively whether or not the Company is subject to any Insolvency Proceedings.

5.4	Corporate documents of, and courts orders affecting, the Company may not be available at the RCS and the clerk’s office of the Luxembourg district court forthwith upon their execution and filing and there may be a delay in the filing and publication of the documents or notices related thereto. We express no opinion as to the consequences of any failure by the Company to comply with its filing and publication obligations pursuant to the law of August 10, 1915 on commercial companies, as amended.

5.5	We do not express an opinion on the validity or/and enforceability of the Registration Statement, the documents in connection therewith and the Debt Securities.

5.6	We do not express an opinion in relation to tax laws or regulations or the tax consequences of the transactions contemplated in connection with the Registration Statement.

5.7	We have not reviewed any documents incorporated by reference or referred to in the Registration Statement and therefore our opinions do not extend to such documents (other than those expressly set out in Section 2 hereof).

6	Miscellaneous

6.1	This Opinion is as of this date and is given on the basis of Luxembourg laws in effect and as published, construed and applied by Luxembourg courts, as of such date. We undertake no obligation to update it or to advise of any changes in such laws or their construction or application. We express no opinion, nor do we imply any opinion, as to any laws other than Luxembourg laws.

6.2	This Opinion is strictly limited to the matters expressly set forth therein. No other opinion is, or may be, implied or inferred therefrom.

6.3	Luxembourg legal concepts are expressed in English terms, which may not correspond to the original French or German terms relating thereto. We accept no liability for omissions or inaccuracies attributable to the use of English terms.

6.4	This Opinion is given on the express condition, accepted by each person entitled to rely on it, that this Opinion and all rights, obligations, issues of interpretation and liabilities in relation to it are governed by, and shall be construed in accordance with, Luxembourg law and any action or claim in relation to it can be brought exclusively before the Luxembourg courts.

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6.5	We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

6.6	This Opinion is issued by Loyens & Loeff Luxembourg S.à r.l. and may only be relied upon under the express condition, accepted by each person entitled to rely on it, that any liability of Loyens & Loeff Luxembourg S.à r.l. is limited to the amount paid out under its professional liability insurance policies. Individuals or legal entities that are involved in the services provided by, or on behalf of, Loyens & Loeff Luxembourg S.à r.l. cannot be held liable in any manner whatsoever.

Yours faithfully,

Loyens & Loeff Luxembourg S.à r.l.

Avocats à la Cour

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